Exhibit 99.1
OpenText Reports Second Quarter Fiscal Year 2023 Financial Results
Record Q2 Revenues Powered by Cloud Revenue Growth and Continued Strong Cloud Bookings
Eight Consecutive Quarters of Cloud Organic Growth
Fiscal 2023 Second Quarter Highlights

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$897	$945	$725	$761	$409	$423
+2.4%	+7.8%	+3.6%	+8.7%	+12.0%	+16.0%
Annual Recurring Revenues represent 81% of Total Revenues

•Total revenues of $897 million, up 2.4% Y/Y or up 7.8% in constant currency
•Annual recurring revenues (ARR) of $725 million, up 3.6% Y/Y or up 8.7% in constant currency
•Cloud revenues of $409 million, up 12.0% Y/Y or up 16.0% in constant currency
•Eight consecutive quarters of cloud organic and ARR organic growth in constant currency
•Strong quarterly enterprise cloud bookings(1) of $144.7 million, up 12% Y/Y
•Operating cash flows of $195 million and free cash flows(3) of $163 million
•TTM operating cash flows(2) of $903 million and TTM free cash flows(2)(3) of $778 million
•GAAP-based net income of $258 million, up 192.7% Y/Y, margin of 28.8%, up 1,870 basis points Y/Y, including $172 million of pretax unrealized gains on mark-to-market valuations related to derivative transactions in connection with the Micro Focus acquisition
•Adjusted EBITDA(3) of $341 million, margin of 38.0% and TTM Adjusted EBITDA(2)(3) of $1,243 million, margin of 35.2%
•GAAP-based diluted earnings per share (EPS) of $0.96, Non-GAAP diluted EPS(3) of $0.89
•Completed offering of $1 billion Senior Secured Notes due 2027 and $3.585 billion Acquisition Term Loan Amendment as part of Micro Focus acquisition financing
•Closed acquisition of Micro Focus on January 31, 2023
Waterloo, ON, February 2, 2023 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the second quarter and year ended December 31, 2022.

“OpenText delivered a superb second quarter with strong cloud bookings and revenues, establishing our eighth consecutive quarter of cloud organic and ARR organic growth in constant currency,” said Mark J. Barrenechea, OpenText CEO & CTO. “Customers embraced our Cloud Editions as reflected with Cloud revenues of $409 million, growing 12.0% year-over-year or 16.0% in constant currency. Total revenues were $897 million, growing 2.4% year-over-year or 7.8% in constant currency and Annual recurring revenues were $725 million, growing 3.6% year-over-year or 8.7% in constant currency.”

“Customers are looking to gain the Information Advantage and we are excited to expand our offerings with Micro Focus products to include Cybersecurity, Application Automation and Modernization, AI & Analytics, and Digital Operations Management,” added Mr Barrenechea. “As one of the world's largest software and cloud businesses, OpenText powers and protects information to elevate every person and every organization to be their best. We welcome Micro Focus customers, partners and employees to OpenText. We expect to have Micro Focus on our operating model within six full quarters or sooner.”

“We enter 2023 with tremendous momentum and an expanded Information Management market,” said Madhu Ranganathan, OpenText EVP, CFO. “OpenText’s cash flow profile is strong. We remain committed to successfully executing our $400 million cost savings plan and achieving a consolidated net leverage ratio of less than 3x within eight full quarters or sooner.”

(1) Enterprise cloud bookings is defined as the total value from cloud services and subscription contracts, entered into in the period that are new, committed and incremental to our existing contracts, excluding the impact of Carbonite and Zix.
(2) TTM is calculated as Q3FY’22, plus Q4FY’22, plus year-to-date FY’23 included within our current and historical filings on Forms 10-Q and 10-K.
(3) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.

Financial Highlights for Q2 Fiscal 2023 with Year Over Year Comparisons

Summary of Quarterly Results
(In millions, except per share data)	Q2 FY'23	Q2 FY'22	$ Change	% Change	Q2 FY'23 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$408.7	$364.9	$43.8	12.0%	$423.2	16.0%
Customer support	316.5	334.9	(18.4)	(5.5)%	337.8	0.9%
Total annual recurring revenues**	$725.2	$699.8	$25.4	3.6%	$761.0	8.7%
License	108.0	109.5	(1.5)	(1.4)%	114.8	4.8%
Professional service and other	64.3	67.5	(3.2)	(4.8)%	69.2	2.5%
Total revenues	$897.4	$876.8	$20.6	2.4%	$945.0	7.8%
GAAP-based operating income	$184.7	$192.9	($8.2)	(4.3)%	N/A	N/A
Non-GAAP-based operating income (1)	$318.1	$321.8	($3.7)	(1.1)%	$333.2	3.5%
GAAP-based net income attributable to OpenText	$258.5	$88.3	$170.2	192.7%	N/A	N/A
GAAP-based EPS, diluted	$0.96	$0.32	$0.64	200.0%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.89	$0.89	$—	—%	$0.94	5.6%
Adjusted EBITDA (1)	$340.9	$343.5	($2.6)	(0.8)%	$356.1	3.7%
Operating cash flows	$195.2	$216.6	($21.5)	(9.9)%	N/A	N/A
Free cash flows (1)	$163.0	$206.0	($43.1)	(20.9)%	N/A	N/A

Summary of YTD Results
(In millions, except per share data)	FY'23 YTD	FY'22 YTD	$ Change	% Change	FY'23 YTD in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$813.3	$721.5	$91.9	12.7%	$840.0	16.4%
Customer support	633.9	670.1	(36.3)	(5.4)%	674.6	0.7%
Total annual recurring revenues**	$1,447.2	$1,391.6	$55.6	4.0%	$1,514.6	8.8%
License	170.5	183.0	(12.5)	(6.8)%	181.2	(1.0)%
Professional service and other	131.8	134.5	(2.7)	(2.0)%	141.0	4.8%
Total revenues	$1,749.5	$1,709.1	$40.4	2.4%	$1,836.7	7.5%
GAAP-based operating income	$331.0	$375.6	($44.6)	(11.9)%	N/A	N/A
Non-GAAP-based operating income (1)	$599.0	$623.8	($24.8)	(4.0)%	$629.5	0.9%
GAAP-based net income attributable to OpenText	$141.6	$220.2	($78.7)	(35.7)%	N/A	N/A
GAAP-based EPS, diluted	$0.52	$0.81	($0.29)	(35.8)%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$1.66	$1.72	($0.06)	(3.5)%	$1.76	2.3%
Adjusted EBITDA (1)	$645.0	$666.9	($21.9)	(3.3)%	$675.8	1.3%
Operating cash flows	$327.1	$406.3	($79.2)	(19.5)%	N/A	N/A
Free cash flows (1)	$258.6	$369.0	($110.4)	(29.9)%	N/A	N/A
(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.

(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend
As part of our quarterly, non-cumulative cash dividend program, the Board declared on February 1, 2023, a cash dividend of $0.24299 per common share. The record date for this dividend is March 3, 2023 and the payment date is March 23, 2023. OpenText believes strongly in returning value to its shareholders and intends to maintain its dividend program. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
Quarterly Business Highlights
•OpenText buys Micro Focus International plc
•OpenText completed Notes Offering and Term Loan amendment as part of Micro Focus acquisition financing
•Key customer wins in the quarter include: AMD, Baltimore City Council, Barnardo’s, DataExpert, Lear Corporation, Los Alamos National Laboratory of the U.S. Department of Energy, Marks & Spencer, Matmut, Nebraska Furniture Mart, NIB Holdings Limited, Royal Bank of Canada, RR Donnelley, Transport for London and U.S. Defense Health Agency
•OpenText to ring the Nasdaq Stock Market opening bell in Ottawa on February 3, 2023
•OpenText has partnered with Allstate Identity Protection to offer identity protection services to Webroot customers
•OpenText achieves FedRAMP “In Process” designation for its OpenText Cloud for Government offering
•OpenText next level Managed Detection and Response offerings recognized in the 2022 MITRE Engenuity ATT&CK Evaluations for Managed Services

Summary of Quarterly Results
	Q2 FY'23	Q1 FY'23	Q2 FY'22	% Change (Q2 FY'23 vs Q1 FY'23)		% Change (Q2 FY'23 vs Q2 FY'22)
Revenue (millions)	$897.4	$852.0	$876.8	5.3%		2.4%
GAAP-based gross margin	70.8%	69.7%	70.2%	110	bps	60	bps
Non-GAAP-based gross margin (1)	76.0%	75.2%	76.4%	80	bps	(40)	bps
GAAP-based earnings (loss) per share, diluted	$0.96	($0.43)	$0.32	(323.3)%		200.0%
Non-GAAP-based EPS, diluted (1)(2)	$0.89	$0.77	$0.89	15.6%		—%

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.
(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

OpenText posted an investor presentation on its Investor Relations website at http://investors.opentext.com and invites the public to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning February 2, 2023 at 7:00 p.m. ET through 11:59 p.m. on February 16, 2023 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 9718 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release to Non-GAAP-based financial measures.

About OpenText

OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, powered by OpenText Cloud Editions. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com.
Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2023 (Fiscal 2023) on growth, future cloud growth and market share gains, future organic growth initiatives and deployment of capital, intention to maintain a dividend program, the associated benefits of the Micro Focus acquisition, future tax rates, new platform and product offerings and associated benefits to customers, scaling OpenText, and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks and uncertainties such as those relating to: all statements regarding the expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; our ability to integrate successfully Micro Focus’ operations and programs, including incurring unanticipated costs, delays or difficulties; duration and severity of the COVID-19 pandemic, including any new strains or resurgence; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:
Harry E. Blount
Senior Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2023 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	December 31, 2022	June 30, 2022
ASSETS	(unaudited)
Cash and cash equivalents	$2,820,927	$1,693,741
Accounts receivable trade, net of allowance for credit losses of $17,089 as of December 31, 2022 and $16,473 as of June 30, 2022	470,794	426,652
Contract assets	25,613	26,167
Income taxes recoverable	10,300	18,255
Prepaid expenses and other current assets	131,172	120,552
Total current assets	3,458,806	2,285,367
Property and equipment	250,706	244,709
Operating lease right of use assets	194,415	198,132
Long-term contract assets	18,603	19,719
Goodwill	5,250,136	5,244,653
Acquired intangible assets	883,748	1,075,208
Deferred tax assets	811,142	810,154
Other assets	303,559	256,987
Long-term income taxes recoverable	47,091	44,044
Total assets	$11,218,206	$10,178,973
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$459,360	$448,607
Current portion of long-term debt	10,000	10,000
Operating lease liabilities	58,299	56,380
Deferred revenues	879,226	902,202
Income taxes payable	87,549	51,069
Total current liabilities	1,494,434	1,468,258
Long-term liabilities:
Accrued liabilities	18,705	18,208
Pension liability	57,349	60,951
Long-term debt	5,193,158	4,209,567
Long-term operating lease liabilities	188,809	198,695
Long-term deferred revenues	84,681	91,144
Long-term income taxes payable	40,878	34,003
Deferred tax liabilities	18,808	65,887
Total long-term liabilities	5,602,388	4,678,455
Shareholders' equity:
Share capital and additional paid-in capital
270,235,234 and 269,522,639 Common Shares issued and outstanding at December 31, 2022 and June 30, 2022, respectively; authorized Common Shares: unlimited	2,092,079	2,038,674
Accumulated other comprehensive income (loss)	(1,028)	(7,659)
Retained earnings	2,171,236	2,160,069
Treasury stock, at cost (3,295,043 and 3,706,420 shares at December 31, 2022 and June 30, 2022, respectively)	(142,126)	(159,966)
Total OpenText shareholders' equity	4,120,161	4,031,118
Non-controlling interests	1,223	1,142
Total shareholders' equity	4,121,384	4,032,260
Total liabilities and shareholders' equity	$11,218,206	$10,178,973

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Revenues:
Cloud services and subscriptions	$408,674	$364,886	$813,325	$721,475
Customer support	316,508	334,875	633,859	670,112
License	107,960	109,493	170,508	183,022
Professional service and other	64,298	67,545	131,784	134,498
Total revenues	897,440	876,799	1,749,476	1,709,107
Cost of revenues:
Cloud services and subscriptions	134,314	122,129	266,113	241,908
Customer support	28,589	29,668	55,943	59,151
License	3,863	3,741	6,621	7,710
Professional service and other	54,064	53,041	107,864	104,766
Amortization of acquired technology-based intangible assets	40,863	52,602	83,500	105,769
Total cost of revenues	261,693	261,181	520,041	519,304
Gross profit	635,747	615,618	1,229,435	1,189,803
Operating expenses:
Research and development	109,700	103,622	219,898	203,787
Sales and marketing	177,171	163,938	344,341	310,178
General and administrative	77,603	71,513	155,677	142,990
Depreciation	22,858	21,779	46,032	43,165
Amortization of acquired customer-based intangible assets	53,446	52,665	107,884	104,549
Special charges (recoveries)	10,306	9,217	24,587	9,561
Total operating expenses	451,084	422,734	898,419	814,230
Income from operations	184,663	192,884	331,016	375,573
Other income (expense), net	163,349	(25,037)	(25,882)	4,745
Interest and other related expense, net	(38,715)	(40,245)	(79,097)	(77,300)
Income before income taxes	309,297	127,602	226,037	303,018
Provision for income taxes	50,774	39,266	84,399	82,716
Net income for the period	$258,523	$88,336	$141,638	$220,302
Net (income) loss attributable to non-controlling interests	(37)	(38)	(81)	(89)
Net income attributable to OpenText	$258,486	$88,298	$141,557	$220,213
Earnings per share—basic attributable to OpenText	$0.96	$0.32	$0.52	$0.81
Earnings per share—diluted attributable to OpenText	$0.96	$0.32	$0.52	$0.81
Weighted average number of Common Shares outstanding—basic (in '000's)	270,189	272,112	269,997	272,078
Weighted average number of Common Shares outstanding—diluted (in '000's)	270,189	272,931	270,009	273,074

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Net income	$258,523	$88,336	$141,638	$220,302
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	39,419	(21,347)	3,053	(31,439)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of $347 and $37 for the three months ended December 31, 2022 and 2021, respectively; ($859) and $(354) for the six months ended December 31, 2022 and 2021, respectively	959	104	(2,381)	(982)
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of $397 and $(7) for the three months ended December 31, 2022 and 2021, respectively; $609 and $(110) for the six months ended December 31, 2022 and 2021, respectively	1,101	(18)	1,689	(305)
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of $106 and $(104) for the three months ended December 31, 2022 and 2021, respectively; $1,210 and $(336) for the six months ended December 31, 2022 and 2021, respectively	32	(1,435)	4,196	(2,484)
Amortization of actuarial (gain) loss into net income - net of tax (expense) recovery effect of $25 and $67 for the three months ended December 31, 2022 and 2021, respectively; $51 and $135 for the six months ended December 31, 2022 and 2021, respectively	37	159	74	321
Total other comprehensive income (loss) net	41,548	(22,537)	6,631	(34,889)
Total comprehensive income	300,071	65,799	148,269	185,413
Comprehensive (income) loss attributable to non-controlling interests	(37)	(38)	(81)	(89)
Total comprehensive income attributable to OpenText	$300,034	$65,761	$148,188	$185,324

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended December 31, 2022
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of September 30, 2022	269,881	$2,067,881	(3,586)	$(154,792)	$1,978,442	$(42,576)	$1,186	$3,850,141
Issuance of Common Shares
Under employee stock purchase plans	354	8,042	—	—	—	—	—	8,042
Share-based compensation	—	28,822	—	—	—	—	—	28,822
Issuance of treasury stock	—	(12,666)	291	12,666	—	—	—	—
Dividends declared ($0.24299 per Common Share)	—	—	—	—	(65,692)	—	—	(65,692)
Other comprehensive income (loss) - net	—	—	—	—	—	41,548	—	41,548
Net income for the period	—	—	—	—	258,486	—	37	258,523
Balance as of December 31, 2022	270,235	$2,092,079	(3,295)	$(142,126)	$2,171,236	$(1,028)	$1,223	$4,121,384

	Three Months Ended December 31, 2021
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of September 30, 2021	272,534	$1,991,719	(1,426)	$(63,477)	$2,225,363	$53,886	$1,024	$4,208,515
Issuance of Common Shares
Under employee stock option plans	56	1,966	—	—	—	—	—	1,966
Under employee stock purchase plans	226	9,421	—	—	—	—	—	9,421
Share-based compensation	—	14,409	—	—	—	—	—	14,409
Purchase of treasury stock	—	—	(400)	(19,593)	—	—	—	(19,593)
Issuance of treasury stock	—	(15,104)	350	15,104	—	—	—	—
Repurchase of Common Shares	(1,810)	(11,498)	—	—	(79,536)	—	—	(91,034)
Dividends declared ($0.2209 per Common Share)	—	—	—	—	(59,658)	—	—	(59,658)
Other comprehensive income (loss) - net	—	—	—	—	—	(22,537)	—	(22,537)
Net income for the period	—	—	—	—	88,298	—	38	88,336
Balance as of December 31, 2021	271,006	$1,990,913	(1,476)	$(67,966)	$2,174,467	$31,349	$1,062	$4,129,825

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Six Months Ended December 31, 2022
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2022	269,523	$2,038,674	(3,706)	$(159,966)	$2,160,069	$(7,659)	$1,142	$4,032,260
Issuance of Common Shares
Under employee stock option plans	72	1,994	—	—	—	—	—	1,994
Under employee stock purchase plans	640	17,221	—	—	—	—	—	17,221
Share-based compensation	—	52,030	—	—	—	—	—	52,030
Issuance of treasury stock	—	(17,840)	411	17,840	—	—	—	—
Dividends declared ($0.48598 per Common Share)	—	—	—	—	(130,390)	—	—	(130,390)
Other comprehensive income (loss) - net	—	—	—	—	—	6,631	—	6,631
Net income for the period	—	—	—	—	141,557	—	81	141,638
Balance as of December 31, 2022	270,235	$2,092,079	(3,295)	$(142,126)	$2,171,236	$(1,028)	$1,223	$4,121,384

	Six Months Ended December 31, 2021
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2021	271,541	$1,947,764	(1,568)	$(69,386)	$2,153,326	$66,238	$1,511	$4,099,453
Issuance of Common Shares
Under employee stock option plans	852	29,265	—	—	—	—	—	29,265
Under employee stock purchase plans	423	17,910	—	—	—	—	—	17,910
Share-based compensation	—	28,343	—	—	—	—	—	28,343
Purchase of treasury stock	—	—	(400)	(19,593)	—	—	—	(19,593)
Issuance of treasury stock	—	(21,013)	492	21,013	—	—	—	—
Repurchase of Common Shares	(1,810)	(11,498)	—	—	(79,536)	—	—	(91,034)
Dividends declared ($0.4418 per Common Share)	—	—	—	—	(119,536)	—	—	(119,536)
Other comprehensive income (loss) - net	—	—	—	—	—	(34,889)	—	(34,889)
Distribution to non-controlling interest	—	142	—	—	—	—	(538)	(396)
Net income for the period	—	—	—	—	220,213	—	89	220,302
Balance as of December 31, 2021	271,006	$1,990,913	(1,476)	$(67,966)	$2,174,467	$31,349	$1,062	$4,129,825

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income for the period	$258,523	$88,336	$141,638	$220,302
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	117,167	127,046	237,416	253,483
Share-based compensation expense	28,822	14,409	52,030	28,343
Pension expense	2,057	1,529	3,444	3,015
Amortization of debt issuance costs	1,686	1,293	3,166	2,454
Write off of right of use assets	948	—	3,775	—
Loss on extinguishment of debt	8,131	27,413	8,131	27,413
Loss on sale and write down of property and equipment	121	11	121	38
Deferred taxes	(26,135)	6,210	(46,802)	20,892
Share in net (income) loss of equity investees	289	(2,042)	6,823	(31,357)
Unrealized (gain) loss on financial instruments	(171,607)	—	9,854	—
Changes in operating assets and liabilities:
Accounts receivable	(86,091)	(25,339)	(26,597)	51,187
Contract assets	(9,400)	(11,497)	(18,454)	(18,745)
Prepaid expenses and other current assets	(131)	(1,410)	(3,065)	(11,221)
Income taxes	28,406	(13,985)	44,240	2,776
Accounts payable and accrued liabilities	36,143	5,705	8,964	(108,629)
Deferred revenue	24,646	(12,177)	(29,133)	(50,693)
Other assets	(12,957)	9,371	(60,706)	16,913
Operating lease assets and liabilities, net	(5,448)	1,771	(7,716)	142
Net cash provided by operating activities	195,170	216,644	327,129	406,313
Cash flows from investing activities:
Additions of property and equipment	(32,215)	(10,635)	(68,539)	(37,347)
Purchase of Zix Corporation, net of cash acquired	—	(837,573)	—	(837,573)
Purchase of Bricata Inc.	—	(17,927)	—	(17,927)
Other investing activities	(873)	(3,567)	(873)	(3,271)
Net cash used in investing activities	(33,088)	(869,702)	(69,412)	(896,118)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	5,736	8,968	15,773	45,688
Proceeds from long-term debt and Revolver	1,000,000	1,500,000	1,000,000	1,500,000
Repayment of long-term debt and Revolver	(2,500)	(852,500)	(5,000)	(855,000)
Debt extinguishment costs	—	(24,969)	—	(24,969)
Debt issuance costs	(11,650)	(15,347)	(11,650)	(15,347)
Repurchase of Common Shares	—	(91,034)	—	(91,034)
Purchase of treasury stock	—	(19,593)	—	(19,593)
Distribution to non-controlling interest	—	—	—	(396)
Payments of dividends to shareholders	(64,864)	(59,658)	(129,562)	(119,536)
Net cash provided by financing activities	926,722	445,867	869,561	419,813
Foreign exchange gain (loss) on cash held in foreign currencies	27,831	(16,436)	(271)	(25,713)
Increase (decrease) in cash, cash equivalents and restricted cash during the period	1,116,635	(223,627)	1,127,007	(95,705)
Cash, cash equivalents and restricted cash at beginning of the period	1,706,283	1,737,722	1,695,911	1,609,800
Cash, cash equivalents and restricted cash at end of the period	$2,822,918	$1,514,095	$2,822,918	$1,514,095

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

Reconciliation of cash, cash equivalents and restricted cash:	December 31, 2022	December 31, 2021
Cash and cash equivalents	$2,820,927	$1,511,792
Restricted cash (1)	1,991	2,303
Total cash, cash equivalents and restricted cash	$2,822,918	$1,514,095

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income (loss) or earnings (loss) per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income (loss), attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and most recently in response to our return to office planning, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2022 (In thousands, except for per share data)
	Three Months Ended December 31, 2022
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$134,314		$(2,812)	(1)	$131,502
Customer support	28,589		(690)	(1)	27,899
Professional service and other	54,064		(1,763)	(1)	52,301
Amortization of acquired technology-based intangible assets	40,863		(40,863)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	635,747	70.8%	46,128	(3)	681,875	76.0%
Operating expenses
Research and development	109,700		(7,826)	(1)	101,874
Sales and marketing	177,171		(9,437)	(1)	167,734
General and administrative	77,603		(6,294)	(1)	71,309
Amortization of acquired customer-based intangible assets	53,446		(53,446)	(2)	—
Special charges (recoveries)	10,306		(10,306)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	184,663		133,437	(5)	318,100
Other income (expense), net	163,349		(163,349)	(6)	—
Provision for income taxes	50,774		(11,660)	(7)	39,114
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	258,486		(18,252)	(8)	240,234
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.96		$(0.07)	(8)	$0.89

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized gains (losses) on our derivatives which are not designated as hedges, that are related to the financing of the Micro Focus Acquisition. We exclude gains and losses on these derivatives as we do not believe they are reflective on our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 16% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income (loss) to Non-GAAP-based net income:

	Three Months Ended December 31, 2022
		Per share diluted
GAAP-based net income, attributable to OpenText	$258,486	$0.96
Add:
Amortization	94,309	0.35
Share-based compensation	28,822	0.10
Special charges (recoveries)	10,306	0.04
Other (income) expense, net	(163,349)	(0.60)
GAAP-based provision for income taxes	50,774	0.19
Non-GAAP-based provision for income taxes	(39,114)	(0.15)
Non-GAAP-based net income, attributable to OpenText	$240,234	$0.89
Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2022
GAAP-based net income, attributable to OpenText	$258,486
Add:
Provision for income taxes	50,774
Interest and other related expense, net	38,715
Amortization of acquired technology-based intangible assets	40,863
Amortization of acquired customer-based intangible assets	53,446
Depreciation	22,858
Share-based compensation	28,822
Special charges (recoveries)	10,306
Other (income) expense, net	(163,349)
Adjusted EBITDA	$340,921

GAAP-based net income margin	28.8%
Adjusted EBITDA margin	38.0%
Reconciliation of Free cash flows

Three Months Ended December 31, 2022
GAAP-based cash flows provided by operating activities	$195,170
Add:
Capital expenditures (1)	(32,215)
Free cash flows	$162,955

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the six months ended December 31, 2022 (In thousands, except for per share data)
	Six Months Ended December 31, 2022
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$266,113		$(4,845)	(1)	$261,268
Customer support	55,943		(1,257)	(1)	54,686
Professional service and other	107,864		(3,288)	(1)	104,576
Amortization of acquired technology-based intangible assets	83,500		(83,500)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,229,435	70.3%	92,890	(3)	1,322,325	75.6%
Operating expenses
Research and development	219,898		(14,680)	(1)	205,218
Sales and marketing	344,341		(16,296)	(1)	328,045
General and administrative	155,677		(11,664)	(1)	144,013
Amortization of acquired customer-based intangible assets	107,884		(107,884)	(2)	—
Special charges (recoveries)	24,587		(24,587)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	331,016		268,001	(5)	599,017
Other income (expense), net	(25,882)		25,882	(6)	—
Provision for income taxes	84,399		(11,610)	(7)	72,789
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	141,557		305,493	(8)	447,050
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.52		$1.14	(8)	$1.66

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized gains (losses) on our derivatives which are not designated as hedges, that are related to the financing of the Micro Focus Acquisition. We exclude gains and losses on these derivatives as we do not believe they are reflective on our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 37% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Six Months Ended December 31, 2022
		Per share diluted
GAAP-based net income, attributable to OpenText	$141,557	$0.52
Add:
Amortization	191,384	0.71
Share-based compensation	52,030	0.19
Special charges (recoveries)	24,587	0.09
Other (income) expense, net	25,882	0.10
GAAP-based provision for income taxes	84,399	0.31
Non-GAAP-based provision for income taxes	(72,789)	(0.26)
Non-GAAP-based net income, attributable to OpenText	$447,050	$1.66
Reconciliation of Adjusted EBITDA

Six Months Ended December 31, 2022
GAAP-based net income, attributable to OpenText	$141,557
Add:
Provision for income taxes	84,399
Interest and other related expense, net	79,097
Amortization of acquired technology-based intangible assets	83,500
Amortization of acquired customer-based intangible assets	107,884
Depreciation	46,032
Share-based compensation	52,030
Special charges (recoveries)	24,587
Other (income) expense, net	25,882
Adjusted EBITDA	$644,968

GAAP-based net income margin	8.1%
Adjusted EBITDA margin	36.9%
Reconciliation of Free cash flows

Six Months Ended December 31, 2022
GAAP-based cash flows provided by operating activities	$327,129
Add:
Capital expenditures (1)	(68,539)
Free cash flows	$258,590

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2022 (In thousands, except for per share data)
	Three Months Ended September 30, 2022
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$131,799		$(2,033)	(1)	$129,766
Customer support	27,354		(567)	(1)	26,787
Professional service and other	53,800		(1,525)	(1)	52,275
Amortization of acquired technology-based intangible assets	42,637		(42,637)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	593,688	69.7%	46,762	(3)	640,450	75.2%
Operating expenses
Research and development	110,198		(6,854)	(1)	103,344
Sales and marketing	167,170		(6,859)	(1)	160,311
General and administrative	78,074		(5,370)	(1)	72,704
Amortization of acquired customer-based intangible assets	54,438		(54,438)	(2)	—
Special charges (recoveries)	14,281		(14,281)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	146,353		134,564	(5)	280,917
Other income (expense), net	(189,231)		189,231	(6)	—
Provision for income taxes	33,625		50	(7)	33,675
GAAP-based net income (loss) / Non-GAAP-based net income, attributable to OpenText	(116,929)		323,745	(8)	206,816
GAAP-based earnings (loss) per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$(0.43)		$1.20	(8)	$0.77

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized gains (losses) on our derivatives which are not designated as hedges, that are related to the financing of the Micro Focus Acquisition. We exclude gains and losses on these derivatives as we do not believe they are reflective on our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 40% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2022
		Per share diluted
GAAP-based net income (loss), attributable to OpenText	$(116,929)	$(0.43)
Add:
Amortization	97,075	0.36
Share-based compensation	23,208	0.09
Special charges (recoveries)	14,281	0.05
Other (income) expense, net	189,231	0.70
GAAP-based provision for income taxes	33,625	0.12
Non-GAAP-based provision for income taxes	(33,675)	(0.12)
Non-GAAP-based net income, attributable to OpenText	$206,816	$0.77
Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2022
GAAP-based net income (loss), attributable to OpenText	$(116,929)
Add:
Provision for income taxes	33,625
Interest and other related expense, net	40,382
Amortization of acquired technology-based intangible assets	42,637
Amortization of acquired customer-based intangible assets	54,438
Depreciation	23,174
Share-based compensation	23,208
Special charges (recoveries)	14,281
Other (income) expense, net	189,231
Adjusted EBITDA	$304,047

GAAP-based net income (loss) margin	(13.7)%
Adjusted EBITDA margin	35.7%
Reconciliation of Free cash flows

Three Months Ended September 30, 2022
GAAP-based cash flows provided by operating activities	$131,959
Add:
Capital expenditures (1)	(36,324)
Free cash flows	$95,635

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2021 (In thousands, except for per share data)
	Three Months Ended December 31, 2021
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$122,129		$(897)	(1)	$121,232
Customer support	29,668		(409)	(1)	29,259
Professional service and other	53,041		(647)	(1)	52,394
Amortization of acquired technology-based intangible assets	52,602		(52,602)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	615,618	70.2%	54,555	(3)	670,173	76.4%
Operating expenses
Research and development	103,622		(2,652)	(1)	100,970
Sales and marketing	163,938		(5,006)	(1)	158,932
General and administrative	71,513		(4,798)	(1)	66,715
Amortization of acquired customer-based intangible assets	52,665		(52,665)	(2)	—
Special charges (recoveries)	9,217		(9,217)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	192,884		128,893	(5)	321,777
Other income (expense), net	(25,037)		25,037	(6)	—
Provision for income taxes	39,266		148	(7)	39,414
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	88,298		153,782	(8)	242,080
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.32		$0.57	(8)	$0.89

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 31% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-

based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2021
		Per share diluted
GAAP-based net income, attributable to OpenText	$88,298	$0.32
Add:
Amortization	105,267	0.39
Share-based compensation	14,409	0.05
Special charges (recoveries)	9,217	0.03
Other (income) expense, net	25,037	0.09
GAAP-based provision for income taxes	39,266	0.15
Non-GAAP-based provision for income taxes	(39,414)	(0.14)
Non-GAAP-based net income, attributable to OpenText	$242,080	$0.89

Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2021
GAAP-based net income, attributable to OpenText	$88,298
Add:
Provision for income taxes	39,266
Interest and other related expense, net	40,245
Amortization of acquired technology-based intangible assets	52,602
Amortization of acquired customer-based intangible assets	52,665
Depreciation	21,779
Share-based compensation	14,409
Special charges (recoveries)	9,217
Other (income) expense, net	25,037
Adjusted EBITDA	$343,518

GAAP-based net income margin	10.1%
Adjusted EBITDA margin	39.2%
Reconciliation of Free cash flows

Three Months Ended December 31, 2021
GAAP-based cash flows provided by operating activities	$216,644
Add:
Capital expenditures (1)	(10,635)
Free cash flows	$206,009

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the six months ended December 31, 2021 (In thousands, except for per share data)
	Six Months Ended December 31, 2021
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$241,908		$(1,804)	(1)	$240,104
Customer support	59,151		(1,130)	(1)	58,021
Professional service and other	104,766		(1,368)	(1)	103,398
Amortization of acquired technology-based intangible assets	105,769		(105,769)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,189,803	69.6%	110,071	(3)	1,299,874	76.1%
Operating expenses
Research and development	203,787		(5,586)	(1)	198,201
Sales and marketing	310,178		(9,616)	(1)	300,562
General and administrative	142,990		(8,839)	(1)	134,151
Amortization of acquired customer-based intangible assets	104,549		(104,549)	(2)	—
Special charges (recoveries)	9,561		(9,561)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	375,573		248,222	(5)	623,795
Other income (expense), net	4,745		(4,745)	(6)	—
Provision for income taxes	82,716		(6,207)	(7)	76,509
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	220,213		249,684	(8)	469,897
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.81		$0.91	(8)	$1.72

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 27% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-

based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Six Months Ended December 31, 2021
		Per share diluted
GAAP-based net income, attributable to OpenText	$220,213	$0.81
Add:
Amortization	210,318	0.77
Share-based compensation	28,343	0.10
Special charges (recoveries)	9,561	0.04
Other (income) expense, net	(4,745)	(0.02)
GAAP-based provision for income taxes	82,716	0.30
Non-GAAP-based provision for income taxes	(76,509)	(0.28)
Non-GAAP-based net income, attributable to OpenText	$469,897	$1.72
Reconciliation of Adjusted EBITDA

Six Months Ended December 31, 2021
GAAP-based net income, attributable to OpenText	$220,213
Add:
Provision for income taxes	82,716
Interest and other related expense, net	77,300
Amortization of acquired technology-based intangible assets	105,769
Amortization of acquired customer-based intangible assets	104,549
Depreciation	43,165
Share-based compensation	28,343
Special charges (recoveries)	9,561
Other (income) expense, net	(4,745)
Adjusted EBITDA	$666,871

GAAP-based net income margin	12.9%
Adjusted EBITDA margin	39.0%
Reconciliation of Free cash flows

Six Months Ended December 31, 2021
GAAP-based cash flows provided by operating activities	$406,313
Add:
Capital expenditures (1)	(37,347)
Free cash flows	$368,966

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and six months ended December 31, 2022 and 2021:

	Three Months Ended December 31, 2022		Three Months Ended December 31, 2021
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	19%	12%	25%	13%
GBP	4%	5%	4%	6%
CAD	3%	13%	3%	13%
USD	65%	55%	60%	52%
Other	9%	15%	8%	16%
Total	100%	100%	100%	100%

	Six Months Ended December 31, 2022		Six Months Ended December 31, 2021
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	20%	11%	24%	13%
GBP	4%	5%	5%	6%
CAD	3%	14%	3%	14%
USD	65%	55%	60%	52%
Other	8%	15%	8%	15%
Total	100%	100%	100%	100%
(1) Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).